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Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K of GNC Holdings, Inc. (the "Company"), for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Joseph M. Fortunato, as Chief Executive Officer of the Company and Michael M. Nuzzo, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

          (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOSEPH M. FORTUNATO
Name:	Joseph M. Fortunato
Title:	Chief Executive Officer (Principal Executive Officer)
Date: February 20, 2014
/s/ MICHAEL M. NUZZO
Name:	Michael M. Nuzzo
Title:	Chief Financial Officer (Principal Financial Officer)
Date: February 20, 2014

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

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  Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002